Exhibit 10.1

INDEPENDENT CONSULTING AGREEMENT
This Independent Consulting Agreement (the “Agreement”) is made and entered into as of September 1, 2015 (the “Effective Date”) by and between NephroGenex, Inc., a Delaware corporation (the “Company”) and J. Wesley Fox (“Consultant”). Consultant and Company are collectively referred to herein as the “Parties”.
WITNESSETH:
WHEREAS, Consultant resigned Consultant’s employment with the Company effective on August 31, 2015, at which time Consultant’s employment terminated (the “Resignation Effective Date”);
WHEREAS, the Parties have agreed that it would be beneficial to the Company if the Consultant assists the Company from time to time in performing certain professional consulting services for the Company specified in this Agreement after Consultant’s Resignation Effective Date;
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Scope of Services.
(a)Consultant agrees to perform personally the consulting services for the Company specified in Schedule A to this Agreement. In addition, Consultant agrees to perform such other duties (together with the consulting services described in Schedule A, the “Consulting Services”) which may be requested by the Company from time to time and which are necessary and reasonably related to the successful completion of the services described in Schedule A. Consultant shall maintain sole control and discretion as to when and where the Consulting Services are performed, subject to the terms of Section 1(b) below.

Exhibit 10.1

(b)Consultant shall communicate with the Company’s Chief Executive Officer via telephone and/or via personal electronic mail regarding the status of the Consulting Services every two weeks, and more often as reasonably requested by the Company from time to time. The Consultant shall have the sole discretion as to where to perform the Consulting Services, provided, however, that (i) Consultant shall disclose to the Company where Consultant shall perform such services; and (ii) Consultant shall perform such services from a location other than from the Company’s offices. The Company shall have no obligation to provide Consultant with an office or any other space from which to conduct the Consulting Services. Further, Consultant agrees to supply, at his own expense, any and all tools, computer, mobile phone, equipment or materials necessary for the successful completion of the Consulting Services.
2.Consideration.
(a)    In consideration of the Consulting Services performed by Consultant, the Company agrees to pay Consultant a fee of $12,000.00 per month (the “Consulting Fees”). Consultant shall maintain records of the Consulting Services provided and shall submit an invoice to the Company on a monthly basis. Such invoices shall specify the times Consulting Services were provided and shall generally describe and summarize the work performed during that period. The Company shall provide payment of the Consulting Fees on a monthly basis within thirty (30) business days following receipt of such invoices. The Company also agrees to reimburse Consultant for the actual costs of travel expenses reasonably necessitated in performance of the Consulting Services and consistent with the terms and conditions of the Company’s travel policy, provided, however, that the Consultant shall obtain pre-approval from the Company’s Chief Executive Officer before incurring any expenses that will exceed $1,000 or any air travel expenses.

Exhibit 10.1

(b)    Provided Consultant successfully forms and leads a scientific advisory board on behalf of the Company during the consultancy, the Company agrees to pay Consultant an annual fee in the amount of $35,000, provided, however, that the Compensation Committee of the Company’s Board may review and adjust the Advisor Fee amount from time to time (the “Advisory Fee”). Consultant shall earn and the Company shall pay all outstanding prorated Advisory Fees within ninety (90) days following the termination of this Agreement, provided the Company and not Consultant has terminated the Agreement. For the sake of clarity, the Advisory Fee shall not be payable during the Term when Consultant receives the Consulting Fees under Section 1(a).
3.Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue until either party terminates the term and this Agreement upon thirty (30) days advance written notice to the other party (the “Term”). Upon termination of the Term and this Agreement, the Company shall pay Consultant any Consulting Fees that Consultant had earned, but which remained unpaid as of the date the Agreement is terminated. The Company shall pay any Consulting Fees to the Consultant within thirty (30) calendar days after the date the Agreement is terminated. Notwithstanding the above, if the Company terminates this Agreement on or prior to February 29th, 2016 for reasons unrelated to Consultant’s performance of services hereunder, Company shall pay Consultant a lump sum amount of seventy-two thousand dollars ($72,000) minus consulting fees previously paid up to the date of termination. Such lump sum payment shall be paid on or before thirty (30) days after the date the Agreement is terminated.
4.Independent Contractor Status.

Exhibit 10.1

(a)    It is understood and agreed that Consultant will act solely as an independent contractor hereunder and shall conduct Consultant’s services as an independent contractor, and nothing in this Agreement shall be construed to render Consultant an employee of the Company. The Company shall have no right to control or direct the details, manner or means by which Consultant accomplishes the results of the Consulting Services.
(b)    Consultant understands and recognizes that he is not an agent of the Company and has no authority to and shall not bind, represent or speak for the Company for any purpose whatsoever.
(c)    The Company will record payments of the Consulting Fees to Consultant on, and provide to Consultant, an Internal Revenue Service Form 1099, and the Company will not withhold any federal, state or local employment taxes on Consultant’s behalf. Consultant agrees to pay all such taxes associated with the Consulting Fees in a timely manner and as prescribed by law. Consultant further acknowledges and agrees that he is solely responsible for reporting the Consulting Fees to any applicable taxing authority as he deems appropriate, and Consultant does not rely upon any representations of the Company or its employees, agents, or attorneys regarding the taxability of the Consulting Fees.
(d)    Consultant will not be considered an employee for purposes of any Company employment policy, practice, program or plan (including without limitation, any employee benefit plan(s) offered by the Company to its employee), and Consultant will not be entitled to any benefits under any such policy, practice, program, or plan.
(e)    Consultant shall carry all appropriate insurance of the types and in the amounts required by law and otherwise standard for the industry and consistent with the Consultant’s services hereunder, including general liability, property damage, and personal injury (with a

Exhibit 10.1

combined single limit of not less than $1,000,000 per occurrence), and workman’s compensation and disability (within the statutory limits), to cover all claims and liabilities arising out of any act or omission by Consultant, whether or not on the Company’s premises, during the Term. No later than twenty (20) days after the Effective Date, Consultant shall provide proof to the Company that Consultant has obtained all appropriate insurance.
5.Indemnification. Consultant shall indemnify and hold harmless the Company, its employees, officers and agents from and against any and all claims, demands, loss, damage or expense that arise as a result of Consultant’s negligent performance of the Consulting Services. Consultant will not indemnify, defend or hold harmless Sponsor against any Claim to the extent that such Claim arose as a result of NephroGenex's negligence, recklessness, intentional misconduct or material breach of this Agreement. In addition, to the extent the Internal Revenue Service and/or any other taxing authority or agency finds the Company liable for failing to withhold appropriate payroll or other taxes from the Consulting Fees, Consultant agrees to hold harmless and indemnify the Company from and against any and all losses, costs, damages, penalties, fines, interest and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the Company to defend itself against any such claims by a taxing authority.
6.Confidential Information and Inventions; Non-Solicitation; Non-Competition.
(a)    Consultant agrees that in exchange for the consideration set forth in this Agreement, the Consultant shall enter into a Non-Disclosure and Invention Assignment Agreement (attached as Exhibit 1 to this Agreement) simultaneously with the execution of this Agreement and Consultant acknowledges and agrees that such Non-Disclosure and Invention Assignment Agreement shall remain in full force and effect during the Term and thereafter.

Exhibit 10.1

(b)    The Consultant previously entered into an Employment Agreement, dated April 30, 2007 with the Company and Consultant acknowledges and agrees that Section 7 of the Employment Agreement shall remain in full force and effect. Notwithstanding the foregoing, the Consultant agrees that in exchange for the consideration set forth in this Agreement, the restricted period set forth in Section 7 of the Employment Agreement shall be extended until the later of (i) the second anniversary of the Resignation Effective Date; or (ii) the first anniversary of the date this Agreement is terminated for any reason.
7.Consultant further agrees that in exchange for the consideration set forth in this Agreement, Consultant agrees that during the Term and continuing until the first anniversary of the date this Agreement is terminated for any reason, Consultant shall not, directly or indirectly, either individually or on behalf of or through any third party and either on Consultant’s own account or by or in association with any other person or by any other means, without the prior written consent of the Company, own, manage, operate, control or participate in the ownership, management or control of, or have any financial interest in, or become employed or engaged by, any business which manufactures, develops and/or commercializes pharmaceutical products for use in treatment of diabetes, diabetic complications including diabetic nephropathy, diabetic retinopathy or diabetic neuropathy, or acute kidney injury, or an indication which competes with the Company, provided however that notwithstanding the foregoing, Consultant’s ownership of securities not in excess of two percent (2%) of any class of such securities of a public company that would otherwise qualify as a competitive business shall not be considered a breach of this Section 6(c).
(a)    If a court finds any term, restriction, covenant, or agreement under this Section 6 or under any agreement referenced in this Section 6 to be unenforceable, then such term,

Exhibit 10.1

restriction, covenant, or agreement shall be deemed modified to the extent necessary to make it enforceable by such court such that the intent of the Parties is maintained.
8.Other Work By Consultant. During the Term, Consultant shall be free to provide professional consulting services to any entities or individuals other than the Company, provided (i) Consultant provides all Consulting Services under this Agreement in accordance with the terms of Section 1 above; (ii) such other work does not violate Section 6; and (iii) Consultant first provides to the Company a written notice of any intention to render consulting services to any entity or individual which manufactures, develops and/or commercializes pharmaceutical products for use in treatment of diabetes, diabetic complications including diabetic nephropathy, diabetic retinopathy or diabetic neuropathy, or acute kidney injury, or an indication which competes with the Company.
9.Return of Property. The Consultant represents that as of the Resignation Effective Date, Consultant returned to the Company all Company property in Consultant’s possession or under Consultant’s control, including, but not limited to, software, files, analyses, computers, mobile phone, office keycard and all other related property belonging to the Company (the “Company Property”). Further, in connection with the Consulting Services, the Company may provide Consultant with other Company Property, and Consultant agrees that within fifteen (15) calendar days of the date this Agreement terminates, regardless of the reason for the termination, Consultant shall return to the Company all Company Property in Consultant’s possession or under Consultant’s control, along with any Confidential Information (as that term is defined in the Non-Disclosure and Invention Assignment Agreement in Exhibit 1), in Consultant’s possession or under Consultant’s control, regardless of how it is maintained and any copies thereof, so long as such return within fifteen (15) calendar days is reasonable.

Exhibit 10.1

10.Transfer; Assignment. This Agreement may not be assigned or transferred by Consultant. Should such an assignment or transfer occur, this Agreement shall become null and void at the discretion of the Company upon written notice by the Company to Consultant. The Company may assign or transfer this Agreement at its discretion upon written notice to Consultant.
11.Entire Agreement/Termination of Employment Agreement. This Agreement (and its Schedule A and Exhibit 1) constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement. Notwithstanding the foregoing, and except as otherwise set forth in this Agreement, this Agreement does not supersede and shall be in addition to the Proprietary Information and Inventions Assignment Agreement Consultant previously entered into with the Company. Further, all rights and obligations under the Employment Agreement are terminated as of the Resignation Effective Date, except for Section 7 of the Employment Agreement, which shall continue in full force and effect as set forth in this Agreement, and except for the Company’s obligation to pay Consultant all cash, compensation, and benefits earned by Consultant through and including August 31, 2015. Further, the Parties acknowledge that the Company previously granted Consultant options to purchase shares of the Company’s common stock (the “Options”) and the grant of such Options are subject to the terms and conditions set forth in the NephroGenex, Inc. 2005 Stock Option Plan as amended from time to time (the “Stock Option Plan”) and in any stock option agreement related to such grant. The Options will continue to be subject to and governed by the Plan and applicable stock option agreement.
12.Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

Exhibit 10.1

13.Governing Law/Venue/Jury Waiver. This Agreement shall be construed, interpreted and enforced in accordance with the laws of New York, applied without giving effect to any conflicts-of-law principles. Any action arising out of or relating to this Agreement shall be filed, if at all, in the applicable state or federal court located in the State and Count of New York. Both parties hereby waive any trial by jury in such action.
14.No Waiver. No delay or omission by a party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
15.Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
16.Counterparts; Execution. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided however that this Agreement is of no force or effect unless and until it is signed by both the Company and Consultant.

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.
CONSULTANT
/s/ J. Wesley Fox
J. Wesley Fox
Date:        7/29/2015
NEPHROGENEX, INC.
/s/ Pierre Legault
By: Pierre Legault
Its: Chief Executive Officer
Date:        8/6/2015

Exhibit 10.1

SCHEDULE A
Description of Consulting Services
Consultant shall (i) form and lead a scientific advisory board; (ii) assist the Chief Executive Officer during investor relations projects and activities; (iii) consult on knowledge transfer initiatives, including with respect to the transferring of knowledge to the Company’s Chief Medical Officer and other employees as required; (iv) assist in identifying, recruiting and training key opinion leaders; and (v) provide other consulting services that the Chief Executive Officer and Consultant may agree upon from time to time.

Exhibit 10.1

EXHIBIT 1 TO CONSULTING AGREEMENT
NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENT
This Non-Disclosure and Inventions Assignment Agreement (the “Agreement”) is made and entered into as of September 1, 2015 (the “Effective Date”) by and between NephroGenex, Inc., a Delaware corporation (the “Company”) and J. Wesley Fox (“Consultant”).
WITNESSETH:
WHEREAS, Consultant resigned Consultant’s employment with the Company on August 31, 2015, at which time Consultant’s employment terminated (the “Resignation Effective Date”); and
WHEREAS, the Parties have agreed that it would be beneficial to the Company if the Consultant assists the Company from time to time in performing certain professional consulting services for the Company after the Resignation Effective Date and as specified in the Consulting Agreement, dated September 1, 2015, entered into simultaneously herewith;
NOW THEREFORE, as a condition of Consultant’s engagement with the Company, and in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Consultant agrees as follows:

1.	Confidentiality.
(a)    Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means trade secrets and confidential and proprietary information of the Company or information provided to Consultant or the Company under an obligation of confidentiality to a third party, whether in written, oral, electronic or other form, including, but not limited to, information and facts concerning business plans, customers, future customers, suppliers,

Exhibit 10.1

licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists or inventions, and/or any other scientific, technical or trade secrets of the Company or of any third party provided to Consultant or the Company under a condition of confidentiality; provided, that Confidential Information will not include information that is in the public domain other than through any fault or act by Consultant. The term “trade secrets,” as used in this Agreement, will be given its broadest possible interpretation under the law of the State of New York and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records or any secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.
(b)    Protection and Non-Disclosure of Confidential Information. Consultant expressly acknowledges and agrees that all Confidential Information is and shall remain the sole property of the Company or the third party to whom the Company owes an obligation of confidentiality and that Consultant will hold it in strictest confidence. Consultant will at all times, both during the period Consultant is performing services for the Company and after the termination of such services for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company, use (except in the course of performance of Consultant’s duties for the Company or by court order), disclose, or give to others any Confidential Information.
(c)    Notification to Company. In the event Consultant is questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information or concerning any fact or circumstance relating thereto, and Consultant believes that such individual is aware or knows

Exhibit 10.1

that the information about which it is questioning Consultant is Confidential Information, Consultant will promptly notify the Company.
(d)    Return of Confidential Information. Upon the termination of Consultant’s services to the Company for any reason or for no reason, or if the Company otherwise requests, Consultant will: (i) return to the Company all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained), and (ii) deliver to the Company any property of the Company which may be in Consultant’s possession, including, but not limited to, products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.
(e)    No Impact on Other Obligations. The terms of this Section 1 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that Consultant may have relating to the protection of the Company’s Confidential Information, including any obligations that Consultant has under the Proprietary Information and Inventions Assignment Agreement Consultant previously entered into with the Company. The terms of this Section 1 will survive indefinitely any termination of Consultant’s provision of services to the Company for any reason or for no reason.
2.    Ownership of Ideas, Copyrights and Patents.
(a)    Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know‑how, inventions, designs, developments, apparatus, techniques, methods, laboratory notebooks, and formulae (collectively the “Inventions”) which may be used in the business of the Company, whether patentable, copyrightable or not, which Consultant may conceive, reduce to practice or develop during the period while Consultant is performing services for the Company, alone or in conjunction with another or others, whether during

Exhibit 10.1

or out of regular business hours, whether or not on the Company’s premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, will be and are the sole and exclusive property of the Company, and that Consultant will not publish or otherwise publicly disclose any of the Inventions without the prior written consent of the Company or its designee. Without limiting the foregoing, Consultant also acknowledges that all original works of authorship which are made by Consultant (solely or jointly with others) within the scope of Consultant’s engagement or which relate to the business of the Company or a Company affiliate and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. § 101). Consultant hereby assigns to the Company or its designee all Consultant’s right, title and interest in and to all of the foregoing including all rights to claim priority under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of any country. Consultant further represents that, to the best of Consultant’s knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that Consultant will use Consultant’s best efforts to prevent any such violation.
(b)    Cooperation. At any time during or after the period during which Consultant is performing services for the Company, Consultant will fully cooperate with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right

Exhibit 10.1

so issued to Consultant personally will be assigned by Consultant to the Company or its designee without charge by Consultant.
(c)    Licensing and Use of Innovations. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which Consultant has not conceived, reduced to practice or developed during the period while Consultant is performing services for the Company, but which Consultant provides to the Company or incorporates in any Company product or system, Consultant hereby grants to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. Consultant will not include in any Inventions Consultant delivers to the Company or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by Consultant or others unless Consultant provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.
(d)    Prior Inventions. Listed on Exhibit A to this Agreement are any and all Inventions in which Consultant claims or intends to claim any right, title and interest (collectively, “Prior Inventions”), including, but not limited to, patent, copyright and trademark interests, which to the best of Consultant’s knowledge will be or may be delivered to the Company in the course of Consultant’s engagement, or incorporated into any Company product or system. Consultant acknowledges that Consultant’s obligation to disclose such information is ongoing during the period that Consultant provides services to the Company.
3.    Disclosure to Future Employers.

Exhibit 10.1

Consultant will provide, and the Company, in its discretion, may similarly provide, a copy of this Agreement or specific covenants herein to any business or enterprise which Consultant may directly or indirectly own, manage, operate, finance, join, control or in which Consultant may participate in the ownership, management, operation, financing, or control, or with which Consultant may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.
4.    Consultant’s Representations and Warranties.
Consultant hereby represents and warrants that: (a) Consultant has no commitments, agreements or legal obligations that are inconsistent with this Agreement or that restrict Consultant’s ability to be engaged by or perform other services for the Company; and (b) the Company has advised Consultant that at no time should Consultant divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer or other third party, and that Consultant has not divulged or used and will not divulge or use any such information for the benefit of the Company. Consultant expressly acknowledges and agrees that Consultant will indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with the representations and warranties above.
5.    General.
(a)    Notices. All notices, requests, consents and other communications hereunder will be in writing, will be addressed to the receiving party’s address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, (iii) sent by registered mail, return receipt requested, postage prepaid, or (iv) sent by facsimile or email transmission. All notices, requests, consents and other

Exhibit 10.1

communications hereunder will be deemed to have been given either (A) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (B) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (C) if sent by registered mail, on the fifth (5th) business day following the day such mailing is made, or (D) if sent by facsimile or by email, on the day of delivery, subject to acknowledgment of receipt from the intended recipient and subsequent delivery of a duplicate copy by one of the other means under this Section 5.
(b)    Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, provided, however, that this Agreement does not supersede and shall be in addition to the Proprietary Information and Inventions Assignment Agreement Consultant previously entered into with the Company. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
(c)    Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Parties hereto.
(d)    Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Consultant is principally involved. Consultant may not assign Consultant’s rights and obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by Consultant without the prior written consent of the Company will be void. Consultant acknowledges and agrees that if Consultant should transfer

Exhibit 10.1

between or among any affiliates of the Company, wherever situated, or be promoted or reassigned to functions other than Consultant’s present functions, all terms of this Agreement shall continue to apply with full force.
(e)    Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the Parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and Consultant, and no person or entity other than the Company will be regarded as a third‑party beneficiary of this Agreement.
(f)    Governing Law. This Agreement and the rights and obligations of the Parties hereunder will be construed in accordance with and governed by the law of the State of New York, without giving effect to conflict of law principles thereof, and specifically excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
(g)    Severability. The Parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination will have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and

Exhibit 10.1

phrases (“blue-penciling”), and in its reduced or blue-penciled form such provision will then be enforceable and will be enforced.
(h)    Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
(i)    Injunctive Relief. Consultant hereby expressly acknowledges that any breach or threatened breach of any of the terms of Section 1 or 2 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 1 or 2 of this Agreement, without posting any bond or security, and without affecting the Company’s right to seek and obtain damages or other equitable relief.
(j)    No Waiver of Rights, Powers and Remedies. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from

Exhibit 10.1

any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(l)    Counterparts. This Agreement may be executed in two or more counterparts and delivered in electronic format or portable document format (.PDF), and by different Parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.
CONSULTANT
/s/ J. Wesley Fox
J. Wesley Fox
Date:        7/29/2015
NEPHROGENEX, INC.
/s/ Pierre Legault
By: Pierre Legault
Its: Chief Executive Officer
Date:        8/6/2015

Exhibit 10.1

EXHIBIT A
PRIOR INVENTIONS